Exhibit 16



Wolinetx, Lafazan & Company, P.C.                      5 North Village Avenue
---------------------------------                            Rockville Centre
Certified Public Accountants                                   New York 11570
                                                               (515) 536-0770
                                                          Fax: (516) 536-5753



May 11, 2001


Securities and Exchange Commission
Washington, D.C. 20549

Subject: Change in certifying accountant for English Language Learning and Instruction System, Inc.

Ladies and Gentlemen:

This firm was previously principal accountant for English Language Learning and Instruction System, Inc. ("ELLIS"). I have read and agree with the statements included under Item 4 of ELLIS' Form 8-K dated May 11, 2001.

/s/ Wolinetz, Lafazan & Company, P.C.

Clayton, CA
May 11, 2001